Exhibit 10.22

Peak Holdings LLC

June 11, 2007

Mr. Craig Steeneck

Dear Craig:

On behalf of the Management Committee of Peak Holdings LLC (the “Board”), I am pleased to confirm that the Board has decided to grant you an additional incentive bonus opportunity, on the terms and subject to the conditions set forth herein. This bonus opportunity is intended to modify the Target Annual Bonus set forth in that certain employment agreement entered into by and between you and Crunch Holding Corp. (the “Company”), dated April 2, 2007 (the “Employment Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

1. Enhanced Target Annual Bonus. Commencing in fiscal 2008, for each fiscal year in which the Company achieves the EBITDA targets set forth in the “Management Case” of Exhibit A hereto (the “Management Case EBITDA Targets”), your Target Annual Bonus will be increased from 75% of your Base Salary to 100% of your Base Salary (the “Enhanced Target Annual Bonus”) and your maximum Annual Bonus will be increased to not less than 200% of your Base Salary.

2. “Negative” Discretion. Notwithstanding the foregoing or anything else contained herein to the contrary, for each fiscal year the Chairman of the Board and the Chief Executive Officer of the Company may, in their sole and absolute discretion (despite the achievement of the Management Case EBITDA Targets), reduce your Enhanced Target Annual Bonus to an amount between 100% of your Base Salary and the Annual Target Bonus percentage set forth in your Employment Agreement (currently 75%) in the event of a failure to achieve one or more of the Trade Promo, Gross Profit, Advert & Other Consumer and FCF objectives for such year set forth in Exhibit A hereto (“Select Objectives”); provided, that in exercising such discretion, a failure to achieve one or more Select Objectives will not mandate any such reduction, such as when the Chairman and Chief Executive Officer determine that special circumstances apply. In the event of any such reduction, you will be given Notice of such decision not less than ten (10) days prior to the date Annual Bonuses are paid for such fiscal year. In such case, the Target Annual Bonus percentage as set forth in the Employment Agreement will apply, as modified by the foregoing provisions of this Section 2 for that fiscal year.

3. Interpretation. The Board shall be empowered to make all determinations or interpretations consistent with Sections 1 and 2 of this letter agreement, which determinations and interpretations shall, if made in good faith, be binding and conclusive on you and the Company.

5. Transferability. None of your rights under this letter agreement may be assigned, transferred, pledged or otherwise disposed of, other than by your will or under the laws of descent and distribution.

6. Withholding. The Company shall be authorized to withhold from the payment of any Retention Bonus that may become payable hereunder, the amount of any applicable federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

10. Governing Law/Counterparts. The validity, construction, and effect of this letter agreement shall be determined in accordance with the laws of the State of Delaware. This letter agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please indicate your agreement to the foregoing by executing this letter agreement where indicated below.

PEAK HOLDINGS LLC

By:	/s/ Jeffrey P. Ansell
Name:
Title:

Agreed and acknowledged as of this 11th day of June, 2007

/s/ Craig Steeneck
Craig Steeneck

Base Case				Management Case

	2008	2009	2010		2008	2009	2010
Trade Promo	XXX	XXX	XXX	Trade Promo	XXX	XXX	XXX
% To Gross	XXX	XXX	XXX	% To Gross	XXX	XXX	XXX

Net Sales	XXX	XXX	XXX	Net Sales	XXX	XXX	XXX

Gross Profit	XXX	XXX	XXX	Gross Profit	XXX	XXX	XXX
% To Net	XXX	XXX	XXX	% To Net	XXX	XXX	XXX

Advert & Other Consumer	XXX	XXX	XXX	Advert & Other Consumer	XXX	XXX	XXX
% To Net	XXX	XXX	XXX	% To Net	XXX	XXX	XXX

Ebitda	XXX	XXX	XXX	Ebitda	XXX	XXX	XXX
% To Net	XXX	XXX	XXX	% To Net	XXX	XXX	XXX

FCF*	XXX	XXX	XXX	FCF*	XXX	XXX	XXX

*	(Ebitda - Capex - Cash Taxes - Working capital - Cash Interest - Sponsor Fees)

Upside objectives needed to obtain Management Case financial performance (BT/CS)

1)	Reduce Trade spending gradually as a % to Gross Sales, reducing it by XXX basis points by the end of 2010.

2)	Increase Advertising/Other Consumer Spending to above XXX to Net Sales by the end of 2010.

If unforseen circumstances prevent this from occurring, then agreement with the Chairman and CEO can waive this requirement.

3)	Increase Gross Profit % to Net Sales (excluding depreciation) by XXX basis points by end of 2010.

4)	Generate Free Cash Flow in excess of XXX million by the end of 2010.